Exhibit 99.1

D-Wave Names Kirstjen Nielsen, Former Secretary of Homeland Security, to Board of Directors

Board appointment highlights governments’ rapidly accelerating interest and investment in today’s quantum technology

PALO ALTO, Calif., BURNABY, B.C., --- January 17, 2024 -- D-Wave Quantum Inc. (NYSE: QBTS), a leader in quantum computing systems, software, and services and the world’s first commercial supplier of quantum computers, today announced the addition of Kirstjen Nielsen, former Secretary of the U.S. Department of Homeland Security, to its board of directors. Secretary Nielsen joins D-Wave as the company continues to drive increasing enterprise and government adoption of quantum technology.

Secretary Nielsen is an internationally recognized expert and proven leader on security issues critical to the United States of America's highest priorities, including enterprise risk, resiliency, cybersecurity, and emerging threats. She is steeped in emerging technology policy, including artificial intelligence (AI) and quantum, and has advised technology companies — from start-ups to Fortune 100 corporations. Her breadth of experience stands at the crossroads of policy, strategy, and operations, providing her with a unique perspective across complex enterprise environments, and influencing her position on the importance of stakeholder engagement. Her extensive history of working with governments to utilize emerging technologies as a force multiplier is important for today’s quantum computing, as it has advanced to a stage of tackling real-world problems.

“Quantum computing has the potential to transform the way governments and businesses tackle operational complexities, and D-Wave is clearly leading this evolution,” said Secretary Nielsen. “From the amazing technology developments on the horizon to the impressive scientific results I’ve seen, D-Wave is well positioned to capitalize on its unique strengths as it ushers in this new era of computing. I’m looking forward to helping the company during this pivotal time.”

Beyond her work with the Department of Homeland Security, Secretary Nielsen has held a variety of domestic and international government roles, including serving on the White House Homeland Security Council, helping create and run the then new TSA, and leading the World Economic Forum’s Global Agenda Council on Risk and Resilience. In addition, Secretary Nielsen is a Member of the State Bar of Texas, holds a B.S. in foreign service from Georgetown University and a J.D. from the University of Virginia’s School of Law, and has practiced transactional law.

“Quantum policy, investment and engagement are global in nature, and as quantum programs continue to advance and expand, we are excited to have the advice and counsel of Secretary Nielsen as a valued member of our Board of Directors,” said Steve West, chair of the D-Wave board. “Quantum technology is at an important inflection point, moving from research to commercialization, and her perspectives and expertise will help the company navigate this new frontier into quantum adoption.”

“It’s a transformative time in quantum computing, as governments and businesses increasingly recognize the near-term value today’s quantum solutions can deliver,” said Dr. Alan Baratz, CEO of D-Wave. “It’s also a transformative time for D-Wave, and we’re incredibly excited to have Secretary Nielsen join the board to help the company accelerate quantum adoption and explore quantum’s impact on AI and machine learning. As an attorney, public servant, and US and international policy expert, she will bring valuable perspectives to the D-Wave board.”

About D-Wave Quantum Inc.

D-Wave is a leader in the development and delivery of quantum computing systems, software, and services, and is the world’s first commercial supplier of quantum computers—and the only company building both annealing quantum computers and gate-model quantum computers. Our mission is to unlock the power of quantum computing today to benefit business and society. We do this by delivering customer value with practical quantum applications for problems as diverse as logistics, artificial intelligence, materials sciences, drug discovery, scheduling, cybersecurity, fault detection, and financial modelling. D-Wave’s technology has been used by some of the world’s most advanced organizations including Mastercard, Deloitte, Davidson Technologies, ArcelorMittal, Siemens Healthineers, Unisys, NEC Corporation, Pattison Food Group Ltd., DENSO, Lockheed Martin, Forschungszentrum Jülich, University of Southern California, and Los Alamos National Laboratory.

Forward-Looking Statements
Certain statements in this press release are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. Forward-looking statements in this press release include, but are not limited to, statements regarding the potential of quantum computing, anticipated future developments by D-Wave, including its exploration of quantum’s impact on AI and machine learning, and the position of D-Wave in the quantum computing industry. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including general economic conditions and other risks; our ability to expand our customer base and the customer adoption of our solutions; risks within D-Wave’s industry, including anticipated trends, growth rates, and challenges for companies engaged in the business of quantum computing and the markets in which they operate; the outcome of any legal proceedings that may be instituted against us; risks related to the performance of our business and the timing of expected business or financial milestones; unanticipated technological or project development challenges, including with respect to the cost and/or timing thereof; the performance of our products; the effects of competition on our business; the risk that we will need to raise additional capital to execute our business plan, which may not be available on acceptable terms or at all; the risk that we may never achieve or sustain profitability; the risk that we are unable to secure or protect our intellectual property; volatility in the price of our securities; the risk that our securities will not maintain the listing on the NYSE; and the numerous other factors set forth in D-Wave’s Annual Report on Form 10-K for its fiscal year ended December 31, 2022 and other filings with the Securities and Exchange Commission. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

Media Contact:

D-Wave
Alex Daigle
media@dwavesys.com

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